UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut	19103 06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 18, 2013, Chemtura Corporation (the “Company”) announced that it had commenced, subject to market conditions, an offering of $400 million of senior notes due 2021 (the “2021 Notes”). The offering is being made pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2013 and pursuant to a preliminary prospectus supplement, which was filed with the Commission on July 18, 2013.

The Company intends to use the net proceeds from the sale of the 2021 Notes to pay the consideration in its previously announced cash tender offer and consent solicitation with respect to any and all of its outstanding $455 million aggregate principal amount of 7.875% Senior Notes due 2018 and to pay related fees and expenses, including tender premiums and accrued and unpaid interest.

A copy of the press release announcing the commencement of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated July 18, 2013, announcing the commencement of the offering of the 2021 Notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Stephen C. Forsyth
Name:	Stephen C. Forsyth
Title:	Executive Vice President and
Chief Financial Officer

Date: July 18, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 18, 2013, announcing the commencement of the offering of the 2021 Notes.